Exhibit 4.1

ARCELORMITTAL
US$1,500,000,000 5.375% NOTES DUE 2013
US$1,500,000,000 6.125% NOTES DUE 2018

INDENTURE
Dated as of May 27, 2008

HSBC BANK USA, NATIONAL ASSOCIATION
Trustee

1

CROSS-REFERENCE TABLE

	Trust Indenture Act Section	Indenture Section

310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	8.10
	(b)	8.02(o); 8.03; 8.10
	(c)	N/A
311	(a)	8.02(o); 8.03; 8.11
	(b)	8.02(o); 8.03; 8.11
	(c)	N/A
312	(a)	2.05
	(b)	12.04
	(c)	12.04
313	(a)	8.05
	(b)	8.05
	(c)	8.05; 8.06
	(d)	8.05
314	(a)(1)	N/A
	(a)(2)	N/A
	(a)(3)	N/A
	(a)(4)	5.06
	(b)	N/A
	(c)(1)	12.05(a)
	(c)(2)	12.05(b)
	(c)(3)	N/A
	(d)	N/A
	(e)	12.06
	(f)	N/A
315	(a)	8.01(b)
	(b)	5.04(b)
	(c)	8.01(a)
	(d)	8.01(c)
	(e)	7.11
316	(a) (last sentence)	2.08
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N/A
	(b)	7.07
	(c)	N/A
317	(a)(1)	7.08
	(a)(2)	7.09
	(b)	2.04
318	(a)	12.01
	(b)	N/A
	(c)	N/A

N/A	means not applicable.

2

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

3

i

ii

iii

          INDENTURE dated as of May 27, 2008 between ArcelorMittal, a société anonyme incorporated under Luxembourg law, and HSBC Bank USA, National Association, as trustee.
          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the U.S.$1,500,000,000 5.375% Notes due 2013 (the “2013 Notes”) and the U.S.$1,500,000,000 6.125% Notes due 2018 (the “2018 Notes” and, together with the 2013 Notes, the “Notes”):
ARTICLE 1
DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION
Section 1.01 Definitions.
          “144A Global Notes” means the Global Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in denominations equal to the respective outstanding principal amounts of the 2013 Notes and 2018 Notes sold in reliance on Rule 144A.
          “2013 Notes” has the meaning assigned to it in the preamble to this Indenture.
          “2018 Notes” has the meaning assigned to it in the preamble to this Indenture.
          “Additional Interest” means additional interest owed to the Holders pursuant to the Registration Rights Agreement.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
          “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
          “Applicable Accounting Standards” means the International Financial Reporting Standards as issued by the International Accounting Standards Board, as amended from time to time.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “ArcelorMittal” means, ArcelorMittal, a société anonyme incorporated under Luxembourg law, which has its registered office at 19, avenue de la Liberté, L-2930 Luxembourg, Grand Duchy of Luxembourg and is registered with the Registre de Commerce et des Sociétés, Luxembourg under the number B 82.454.
          “Asset(s)” of any Person means, all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated.

          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “Board of Directors” means:
     (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (b) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (d) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Business Day” means any day other than a Legal Holiday.
          “Change of Control” means an event whereby a Person (or a group of Persons acting in concert) other than one or more members of the Mittal Family controls or acquires control of the Company; provided that a Change of Control shall not be deemed to have occurred unless, within the Change of Control Period, (i) if the Company’s long-term, unsecured and unsubordinated indebtedness is rated by any one or more Rating Agencies, a Rating Downgrade in respect of that Change of Control occurs and, in the case only of such Rating Downgrade occurring within the Potential Change of Control Period, the relevant Rating Agency does not, within the Potential Change of Control Period, reverse such Rating Downgrade so that the Company’s long-term, unsecured and unsubordinated indebtedness has the same or a better credit rating attributed by such Rating Agency than before such Rating Downgrade occurred, or (ii) if the Company’s long-term, unsecured and unsubordinated indebtedness is not rated by any one or more Rating Agencies, a Negative Rating Event in respect of that Change of Control occurs. For purposes of this definition, “control” means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.
          “Change of Control Period” means the period commencing on the earlier of (i) the date of the first public announcement of the relevant Change of Control having occurred and (ii) the first day of the Potential Change of Control Period, and ending 90 days after the date of the first public announcement of the relevant Change of Control having occurred (the “Initial End Date”), provided that if one or more Rating Agencies has on or prior to the Initial End Date publicly announced that it has placed the rating of the Company’s long-term, unsecured and unsubordinated indebtedness under consideration for rating downgrade (the “Placing on Credit Watch”), the Change of Control Period shall be extended to the earlier of (i) the later of (a) the date which falls 60 days after the date of the Placing on Credit Watch and (b) the Initial End Date or (ii) the date which falls 60 days after the Initial End Date.
          “Clearstream” means Clearstream Banking, S.A.
          “Closing Date” means the date hereof.
          “Company” means ArcelorMittal, and any and all successors thereto.
          “Consolidated Financial Statements” means the Company’s most recently published:

     (a) audited annual consolidated financial statements, as approved by the annual general meeting of its shareholders and certified by an independent auditor; or, as the case may be,
     (b) unaudited (but subject to a “review” from an independent auditor) consolidated half-year financial statements, as approved by the Board of Directors, in each case prepared in accordance with Applicable Accounting Standards.
          “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.03 hereof or such other address as to which the Trustee may give notice to the Company.
          “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto and shall include the appropriate Private Placement Legend.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “DTC” means The Depository Trust Company.
          “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.
          “Exchange Notes” means debt securities of the Company substantially identical in all material respects to the Notes originally issued pursuant to an exemption from registration under the Securities Act (except that the transfer restrictions pertaining thereto will be modified or eliminated, as appropriate, and that the debt securities will not be subject to the payment of Additional Interest for failure to comply with the Registration Rights Agreement), to be issued under this Indenture pursuant to a Registered Exchange Offer for a like principal amount of Notes originally issued pursuant to an exemption from registration under the Securities Act, and any replacement Notes issued therefor in accordance with this Indenture.
          “Existing Security” means any Security granted by any Person over its Assets in respect of any Relevant Indebtedness and which is existing at the Closing Date or at the time any such Person becomes a Material Subsidiary or whose business and/or activities, in whole or in part, are assumed by or vested in the Company or a Material Subsidiary after the Closing Date (other than any Security created in contemplation thereof) or any substitute Security created over those Assets (or any part thereof) in connection with the refinancing of the Relevant Indebtedness secured on those Assets provided that the principal, nominal or capital amount secured on any such Security may not be increased.

          “Fitch” means Fitch Inc., and its successors.
          “Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(4), 2.06(d)(2) or 2.06(d)(3) hereof or issued in connection with another Global Note pursuant to Section 2.07 or Section 2.10 hereof.
          “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and payment for which the United States pledges its full faith and credit which the full faith and credit.
          “Group” means the Company and its Subsidiaries taken as a whole.
          “Holder” means a Person in whose name a Note is registered on the records of the Registrar.
          “Indenture” means this Indenture, as amended or supplemented from time to time including, for all purposes of this instrument and any other supplemental indenture, the provisions of the Trust Indenture Act that are expressly incorporated by reference and otherwise, herein and in any other supplemental indenture, respectively.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Purchasers” means Goldman, Sachs & Co., J.P. Morgan Securities Inc., HSBC Securities (USA) Inc. and BNP Paribas Securities Corp.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s), BBB- by S&P (or its equivalent under any successor rating category of S&P) and BBB- by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, Paris or Luxembourg or a place of payment (which shall have been notified in writing to the Trustee) are authorized by law, regulation or executive order to close.
          “Material Subsidiary” means, at any time, a Subsidiary of the Company whose gross assets or pre-tax profits (excluding intra-Group items) then equal or exceed 5% of the gross assets or pre-tax profits of the Group.
          For this purpose:
     (a) the gross assets or pre-tax profits of a Subsidiary will be determined from its financial statements (unconsolidated if it has Subsidiaries) upon which the latest audited Consolidated Financial Statements of the Group have been based;

     (b) if a company becomes a member of the Group after the date on which the latest audited Consolidated Financial Statements of the Group have been prepared, the gross assets or pre-tax profits of that Subsidiary will be determined from its latest financial statements;
     (c) the gross assets or pre-tax profits of the Group will be determined from its latest audited Consolidated Financial Statements, adjusted (where appropriate) to reflect the gross assets or pre-tax profits of any company or business subsequently acquired or disposed of; and
     (d) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of ours, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.
          If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Company’s auditors will be, in the absence of manifest error, conclusive and binding on the Company and the Holders.
          “Mittal Family” means Mr. and/or Mrs. L.N. Mittal and/or their family (acting directly or indirectly through trusts and/or other entities controlled by any of the foregoing).
          “Moody’s” means Moody’s Investors Service, Inc., and its successors.
          “Negative Rating Event” means the Company does not within the Change of Control Period obtain an Investment Grade Rating for the Company’s long-term, unsecured and unsubordinated indebtedness from at least one Rating Agency.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Notes” has the meaning assigned to it in the preamble to this Indenture.
          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Vice-President, any Finance Special Proxy Holder of such Person or any member of the Group Management Board.
          “Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer (as defined above) of the Company, that meets the requirements of Section 12.05 hereof.
          “Opinion of Counsel” means an opinion from legal counsel that is reasonably acceptable to the Trustee and that meets the requirements of Section 12.05 hereof, it being specified that such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Security” means:

     (a) any Existing Security;
     (b) any Security granted in respect of or in connection with any Securitization Indebtedness; or
     (c) any Security securing Project Finance Indebtedness, but only to the extent that the Security Interest is created on an asset of the project being financed by the relevant Project Finance Indebtedness (and/or the shares in, and/or shareholder loans to, the company conducting such project where such company has no assets other than those relating to such project).
          “Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality).
          “Potential Change of Control Period” means the period commencing on the date of the first public announcement of a potential Change of Control by the Company, or by any actual or potential bidder or any adviser thereto, and ending on the date of the first public announcement of the relevant Change of Control.
          “Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
          “Project Finance Indebtedness” means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an Asset or connected group of Assets in respect of which the Person or Persons to whom such indebtedness is, or may be, owed have no recourse for the repayment of or payment of any sum relating to such indebtedness other than:
     (a) recourse to such debtor or its Subsidiaries for amounts limited to the cash flow from such Asset; and/or
     (b) recourse to such debtor generally, or to a member of the Group, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specific way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the Person against whom such recourse is available; and/or
     (c) if:
(i)	such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant Asset or connected group of Assets; and

(ii)	such debtor owns no Assets and carries on no business which is not related to the relevant Asset or connected group of Assets, recourse to all the material Assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Rating Agency” means (1) each of Moody’s, S&P and Fitch; (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a certificate of officers confirming the decision of the Company’s Board of Directors) to act as a replacement rating agency for Moody’s, S&P or Fitch or all of them, as the case may be.
          “Rating Downgrade” means the credit rating previously assigned to the Company’s long-term, unsecured and unsubordinated indebtedness by any Rating Agency is (a) withdrawn or (b) is changed from investment grade to non-investment grade (for example, from BBB- to BB+ by S&P, or worse) or (c) if the credit rating previously assigned by the relevant Rating Agency was below investment grade, is lowered one rating notch (for example, from BB+ to BB by S&P), and such Rating Agency shall have publicly announced or confirmed in writing to the Company that such withdrawal or downgrade is principally the result of any event or circumstance comprised in or arising as a result of, or in respect of, the Change of Control or potential Change of Control.
          “Registered Exchange Offer” means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend and not be subject to the payment of Additional Interest for failure to comply with the Registration Rights Agreement.
          “Registration Rights Agreement” means the Registration Rights Agreement dated as of May 27, 2008, among the Company and the Initial Purchasers.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Notes” means the Global Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in denominations equal to the respective outstanding principal amounts of the 2013 Notes and 2018 Notes sold in reliance on Rule 903 of Regulation S.
          “Relevant Indebtedness” means any indebtedness for borrowed money represented by bonds, notes or other debt instruments which are for the time being quoted or listed on any stock exchange or other similar regulated securities market.
          “Relevant Jurisdiction” has the meaning assigned to it in Section 5.11.
          “Responsible Officer,” when used with respect to the Trustee, means any officer assigned to the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or any other officer of the Trustee customarily performing functions and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Security” means any mortgage, charge, pledge or other real security interest (sûreté réelle).
          “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
          “Securitization Indebtedness” means any Relevant Indebtedness that is incurred in connection with any securitization, asset repackaging, factoring or like arrangement or any combination thereof of any assets, revenues or other receivables where the recourse of the Person making the Relevant Indebtedness available or entering into the relevant arrangement or agreement(s) is limited fully or substantially to such assets or revenues or other receivables.
          “Subsidiary” means:
     (a) an entity of which a Person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise); and
     (b) in relation to the Company, an entity that fulfils the definition in paragraph (a) above and which is included in the Consolidated Financial Statements on a fully integrated basis.
          “Trust Indenture Act” means the U.S Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.
          “Trustee” means HSBC Bank USA, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

          “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
Section 1.02 Other Definitions.

Defined
in
Term	Section
“Additional Amounts”	5.11
“Authentication Order”	2.02
“Change of Control Offer”	5.12
“Change of Control Payment Date”	5.12
“Covenant Defeasance”	9.03
“Event of Default”	7.01
“Interest Payment Date”	3.01
“Interest Period”	3.01
“Legal Defeasance”	9.02
“Material Subsidiary Insolvency Event”	7.01
“Note Register”	2.03
“Paying Agent”	2.03
“Process Agent”	12.12
“Registrar”	2.03
“Relevant Jurisdiction”	5.11
“Tax Redemption Date”	4.06
“Temporary Notes”	2.10
Section 1.03 Rules of Construction.
          Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Applicable Accounting Standards;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act or the Trust Indenture Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, provided that the text of any such notation, legend or endorsement shall be delivered to the Trustee in writing by the Company. Each Note will be dated the date of its authentication. The Notes shall be in a minimum denomination of US$2,000 and integral multiples of US$1,000 in excess thereof.
          The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto) which shall be deposited with the Trustee, as custodian of the Depositary, and registered in the name of the Depositary or a nominee of the Depositary and duly executed by the Company and authenticated by the Trustee as provided herein. Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.
Section 2.02 Execution and Authentication.
          At least one Officer must sign the Notes for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
          A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee will, upon receipt of a written order of the Company signed by an Officer directing the Trustee to authenticate Notes pursuant to instructions contained therein (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of

Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03 Registrar and Paying Agent.
          The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
          The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, interest or Additional Amounts, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
          The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). To the extent that the Notes are not held in the form of a Global Note, if the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as Depositary and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
     (3) there has occurred and is continuing an Event of Default with respect to the Notes, and DTC representing a majority in aggregate principal amount of the then outstanding Global Notes so advises the Trustee in writing.
          Upon the occurrence of either of the preceding events in (1), (2) or (3) above, the Company shall deliver a sufficient number of Definitive Notes to the Trustee to permit the exchange of Global Notes for Definitive Notes and such Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a) or Section 2.06(d), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof. Notwithstanding anything to the contrary contained herein, the Company will not be obligated to issue Definitive Notes in exchange for beneficial interests in Global Notes except as required under the previous sentence.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of the same series if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof; or

     (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same series, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of the same series in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series only if:
     (A) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of the same series, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same series or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.
          (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if:
     (A) the Registrar receives the following:

     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note of the same series.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of the same series.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

          (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
          (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same series if:
     (A) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (C) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) that is acquired in a sale being made in reliance upon Regulation S shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY

STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF US PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A US PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A US PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS RESTRICTIVE LEGEND. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “US PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
     (B) Except as permitted by subparagraph (c) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) that is acquired in a sale being made in reliance upon Rule 144A shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY

AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN A PRINCIPAL AMOUNT OF NOT LESS THAN US$2,000, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS RESTRICTIVE LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
     (C) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 10.04 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (h) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Company will be required:
     (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes of such series for redemption under Section 4.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (9) Each Holders agrees to provide reasonable indemnity to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     (10) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (11) Upon consummation of an Exchange Offer (a) beneficial interests in a Restricted Global Note exchanged in the Exchange Offer will be exchanged for beneficial interests in an Unrestricted Global Note and (b) Restricted Definitive Notes exchanged in the Exchange Offer will be exchanged for Unrestricted Definitive Notes and upon consummation of an Exchange Offer, the Trustee will authenticate Exchange Notes upon a Company Order.
     (12) Beneficial interests in a Restricted Global Note or a Regulation S Global Note may be transferred in the form of, exchanged for or replaced with beneficial interests in an Unrestricted Global Note and Restricted Definitive Notes may be exchanged for Unrestricted Definitive Notes if in connection with such transfer, exchange or replacement the Registrar and the Company shall have received an opinion of counsel, certificates and/or such other evidence reasonably required by and satisfactory to them to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
Section 2.07 Replacement Notes.
          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the

Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
          Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
          If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          Notes, or portions thereof, for the payment, redemption or, in the case of a Change of Control Offer, purchase of which, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate is acting as the Paying Agent) for the Holders of such Notes are not considered outstanding; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made.
Section 2.09 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes (“Temporary Notes”). Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for Temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for Temporary Notes.
          Holders of Temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.
          All Notes that are exchanged or purchased may either be held or retransferred or resold or be surrendered for cancellation and, if so surrendered, will, together with all Notes redeemed by the Company, be cancelled immediately and accordingly may not be reissued or resold. The Trustee will make its record of any such cancellation available for inspection to Holders during its normal business hours. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practices and a certification of their disposal will be provided to the Company.
Section 2.12 Defaulted Interest.
          If the Company defaults in a payment of interest on any of the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Notes on a subsequent special record date, in each case at the rate provided in such Notes and in Section 3.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of such Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 Issuance of Additional Notes.
          The Company shall be entitled, subject to its compliance with the conditions and covenants provided for in this Indenture, to issue additional notes under this Indenture having identical terms as either series of the Notes (other than with respect to the date of issuance, issue price, the amount of the first interest payment, the interest paid on the Notes prior to the issuance of the additional notes, any applicable transfer restrictions, and the benefits of the Registration Rights Agreement and Additional Interest with respect thereto). Any further notes forming a single series with a series of the outstanding Notes shall be treated as a single class with such series for all purposes under this Indenture, including without limitation, waiver, amendments, redemptions and offers to purchase; provided, that such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes.
          With respect to any additional notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, confirming the due authorization of the Company with respect to the aggregate principal amount of such additional notes to be authenticated and delivered pursuant to this Indenture.

ARTICLE 3
PROVISIONS FOR INTEREST PAYMENTS
Section 3.01 Interest.
          (a) Interest Payments and Interest Payment Dates.
          The Company will pay interest on the principal amount of the 2013 Notes at 5.375% per annum from the Closing Date until maturity. The Company will pay interest on the principal amount of the 2018 Notes at 6.125% per annum from May 27, 2008 until maturity. The Company will pay interest and Additional Amounts, if any, pursuant to Section 5.14, semi-annually in arrears on June 1 and December 1 of each year (each an “Interest Payment Date”), commencing on December 1, 2008, to the Holders of Notes registered as such as of close of business on May 15 and November 15 (whether or not a Business Day), immediately preceding the relevant Interest Payment Date.
          If an Interest Payment Date or the maturity date in respect of the Notes is not a Business Day in the place of payment, we will pay interest or principal, as the case may be, on the next Business Day. Payments postponed to the next Business Day in this situation will be treated under this Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes or this Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.
          (b) Calculation of Interest.
          Interest on the Notes will accrue from the Closing Date or, if interest has already been paid, from the date it was most recently paid (each such period, an “Interest Period”). Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
ARTICLE 4
REDEMPTION AND PREPAYMENT
Section 4.01 Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 4.06 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (the “Redemption Date”), (i) an Opinion of Counsel with respect to matters of the Relevant Jurisdiction to the effect that the change or amendment referred to in Section 4.06 hereof has occurred and (ii) an Officer’s Certificate setting forth:
     (1) the section of the Indenture under which redemption is being effected;
     (2) the principal amount of Notes to be redeemed;
     (3) the Redemption Date;
     (4) the redemption price; and
     (5) a statement that the Company is entitled to effect the optional redemption provisions of Section 4.06 hereof and a statement of facts showing that the conditions precedent to the right of redemption have occurred.

          The Trustee will accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described in Section 4.06 hereof, in which event it will be conclusive and binding on the Holders.
          Notwithstanding the foregoing paragraph, no notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company is obligated to pay Additional Amounts if a payment in respect of the Notes was then due.
Section 4.02 Notice of Redemption.
          At least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of the series being redeemed at its registered address.
          The notice will state:
     (1) the Redemption Date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) that, on the Redemption Date, the redemption price shall become due and payable and unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (6) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 4.03 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 4.02 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.
Section 4.04 Deposit of Redemption or Purchase Price.
          Prior to 10:00 a.m. Eastern Time on the Redemption Date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the

Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Amounts, if any, on, the Notes to be redeemed.
          If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest will cease to accrue on the Notes. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.01 hereof.
Section 4.05 Redemption at the Option of the Company
          The Company will have the right to redeem the Notes of any series, in whole or in part from time to time, at the Company’s option, on at least 30 days’ but no more than 60 days’ prior written notice mailed to the registered Holders of such series of Notes to be redeemed. Upon redemption of the Notes, the Company will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 40 basis points, in each case plus accrued and unpaid interest thereon to the Redemption Date and certified as to amount to the Trustee in an Officer’s Certificate.
          For the purposes of the foregoing:
          “Treasury Rate” means, for any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
          “Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
          “Reference Treasury Dealer” means each of BNP Paribas Securities Corp., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and HSBC Securities (USA) Inc. (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
          “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
          The notice of redemption will state any conditions applicable to a redemption and the amount of Notes of any series to be redeemed. If less than all the Notes of any series are to be redeemed, the Notes of such series to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate.
          Except as described under Section 4.06, the Notes will not otherwise be redeemable by the Company at the Company’s option prior to maturity.
Section 4.06 Redemption for Taxation Reasons.
          The Notes may be redeemed, at the Company’s option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Company for redemption (the “Tax Redemption Date”) if, as a result of:
     (1) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or
     (2) any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective (i) in the case of the Company, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Notes or the Indenture, with respect to any payment due or to become due under the Notes or the Indenture, the Company or its successor entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it; provided that for the avoidance of doubt changing the jurisdiction of the Company or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which we, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

          Any Notes that are redeemed will be cancelled.
Section 4.07 Mandatory Redemption.
          The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 4.08 Purchases and Exchanges of Notes by the Company.
          The Company or an Affiliate of the Company may at any time purchase any Notes in the open market or otherwise at any price or exchange the Notes for other bonds or notes issued by the Company or any other Person; provided that the Company will not, and will use its reasonable best efforts to cause its Affiliates not to, re-issue, re-sell, convey, pledge, or otherwise transfer any such Restricted Definitive Notes or such beneficial interests in any Restricted Global Notes purchased by the Company or any of its Affiliates, unless such Restricted Definitive Notes or such beneficial interests in the Restricted Global Notes are registered under the Securities Act or such transfers are in compliance with Regulation S or Rule 144 under the Securities Act.
ARTICLE 5
COVENANTS
Section 5.01 Payments.
          The Company shall pay, or cause to be paid, the principal, interest and Additional Amounts, if any on the dates and in the manner referred to in Section 4.05 hereof.
          Principal, any amounts referred to in Section 4.05, interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest and Additional Amounts, if any, then due.
          If a payment date is a Legal Holiday in a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue or be reduced, as the case may be, on such payment for the intervening period. The Company shall provide in its notice of any such place of payment to the Trustee, notice of the Legal Holidays in such jurisdiction.
          The Company shall pay all Additional Interest, if any, in the same manner on the dates and amounts set forth in the Registration Rights Agreement; provided, however, the Company shall deliver an Officer’s Certificate pursuant to Section 5.13.
Section 5.02 Maintenance of Office or Agency.
          The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and will maintain an office in the United States where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates the office for registration of transfer or for exchange of Notes to be at the office of the Trustee at HSBC Bank USA, National Association, Corporate Trust Office, 10 East 40th Street, 14th Floor, New York, NY 10016, United States, and designates the office for service of notices and demands to or upon the Company to be at ArcelorMittal USA Inc., 1 South Dearborn, Chicago, Illinois 60603, USA. The Company hereby agrees not to change the designation of either such office without prior written notice to the Trustee and designation of a replacement for such office or agency. If at any time the Company fails to maintain at least one such required office or agency where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 5.03 Appointment to Fill a Vacancy in the Office of the Trustee.
          Whenever necessary to avoid or fill a vacancy in the office of the Trustee, the Company will appoint a successor trustee in accordance with Section 8.08 hereof so that there will at all times be a Trustee with respect to the Notes.
Section 5.04 Notice of Certain Events.
          (a) The Company will give written notice to the Trustee at its Corporate Trust Office, promptly and in any event within fifteen days after it becomes aware of the occurrence of any Event of Default hereunder.
          (b) If the Trustee has received written notice of an Event of Default, the Trustee will give notice of that event to the Holders within 90 days after the Trustee has received written notice thereof. The Trustee may withhold notice to the Holders of such an event (except the non-payment of principal or interest) if a committee of its trust officers determines in good faith that withholding notice is in the interests of the Holders.
Section 5.05 Reports
          The Company shall:
     (1) file with the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days of filing with the SEC; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports (if any) which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations, if any, adopted pursuant to Section 314(a)(1) of the Trust Indenture Act;
     (2) file with the Trustee and the SEC, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; and
          (b) cause the Trustee to transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 5.06 Compliance Certificate.
          The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officer’s Certificate stating that it has complied with its obligations under the Indenture and that no Event of Default has occurred during such period, or if one or more has occurred, specifying those Events of Default and what actions, if any, have been taken by the Company upon becoming aware of the occurrence of, or what actions, if any, the Company proposes to take with respect to, each such Event of Default.
Section 5.07 Further Actions.
          The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.
Section 5.08 Stay, Extension and Usury Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not, at any time insist upon, plead, or in any manner whatsoever claim, or to the extent permitted by law, take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives (to the extent it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will, to the extent permitted by law, suffer and permit the execution of every such power as though no such law has been enacted.
Section 5.09 Corporate Existence.
          Subject to Article 6, the Company will preserve and keep in full force and effect its corporate existence.

Section 5.10 Negative Pledge.
          The Company covenants that so long as any of the Notes remain outstanding, it will not, and will not permit any Material Subsidiary to, create or permit to subsist, any Security upon any of their respective Assets, present or future, to secure any Relevant Indebtedness incurred or guaranteed by it or by any Material Subsidiary (whether before or after the issue of the Notes) other than Permitted Security unless the obligations of the Company under the Notes are (i) equally and rateably secured so as to rank pari passu with such Relevant Indebtedness or the guarantee thereof or (ii) benefit from any other Security or arrangement as shall be approved by the Holders of a majority in aggregate principal amount of the Notes of the affected series then outstanding.
Section 5.11 Payment of Additional Amounts.
          (a) The Company will make all payments of principal and interest on the Notes without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within Luxembourg (or in the case of a successor entity any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein)) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor entity, as the case may be, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by the Holders had no such withholding or deduction been required by the Relevant Jurisdiction, except that no Additional Amounts will be payable:
     (1) for or on account of:
          (a) any tax, duty, assessment or other governmental charge that would not have been imposed but for:
     (A) the existence of any present or former connection between the Holder or beneficial owner of such Note, as the case may be, and the Relevant Jurisdiction including, without limitation, such Holder or beneficial owner being or having been a citizen or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, other than merely holding such Note or the receipt of payments thereunder;
     (B) the presentation of such Note (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;
     (C) the failure of the Holder or beneficial owner to comply with a timely request of the Company or any successor entity addressed to the holder or beneficial owner, as the case may be, to provide information, documentation and certification concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request would under applicable law, regulation or administrative practice have reduced or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner; or
     (D) the presentation of such Note (where presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;
          (b) any estate, inheritance, gift, sale, transfer, excise or personal property or similar tax, assessment or other governmental charge;
          (c) any withholding or deduction in respect of any tax, duty, assessment or other governmental charge where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; or
          (d) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b) and (c); or
     (2) with respect to any payment of the principal of, or premium, if any, or interest on, such Note to a holder who is a fiduciary, partnership or Person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, or beneficial owner been the holder thereof.
          (b) Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note, such mention will be deemed to include payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Section 5.12 Offer to Purchase Upon a Change of Control
          Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Notes under Section 4.05 or under Section 4.06, or unless the Change of Control Payment Date would fall on or after the maturity date of the Notes, the Company will make an offer to purchase all or a portion of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount tendered plus accrued and unpaid interest, if any, to the date of purchase.
          Within 30 days following the date upon which the Change of Control occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to tender the Notes in accordance with the terms of the Change of Control Offer prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
     On the Change of Control Payment Date, the Company will, to the extent lawful:
     (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
     (b) deposit with the Paying Agent and instruct the Paying Agent in writing to pay an amount equal to the purchase price in respect of all Notes or portions thereof so tendered; and
     (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
          Upon receipt of the foregoing, the Paying Agent will promptly mail or wire to each Holder of Notes so tendered the purchase price for such Notes, and the Trustee, upon written instruction by the Company, will promptly authenticate and mail or cause to be transferred by book entry to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
          The Trustee is under no obligation to ascertain whether a Change of Control or any event that could lead to the occurrence of or could constitute a Change of Control has occurred, and until it has actual knowledge or express notice to the contrary, the Trustee may assume that no Change of Control or other such event has occurred.
Section 5.13 Payment of Additional Interest
          If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 6
SUCCESSORS
Section 6.01 Consolidation, Merger, Conveyance or Transfer.
          So long as any Notes are outstanding, the Company will not consolidate with or merge into any other Person (excluding Persons controlled by one or more members of the Mittal Family) or convey or transfer substantially all of its properties and assets to any other Person (excluding Persons controlled by one or more members of the Mittal Family) unless thereafter:
     (1) the Person formed by such consolidation or into which it is merged, or the Person which acquired all or substantially all of the Company’s properties and assets, expressly assumes pursuant to a supplemental indenture the due and punctual payment of the principal of and interest on all the Notes and the performance or observance of every covenant herein on the Company’s part to be performed or observed (including, if such Person is not organized in or a resident of Luxembourg for tax purposes, substituting such Person’s jurisdiction of organization or residence for tax purposes for Luxembourg, where applicable, including for the obligation to pay Additional Amounts);
     (2) immediately after giving effect to such transaction, no Event of Default has occurred and is continuing; and
     (3) the Person formed by such consolidation or into which the Company is merged, or the Person which acquired all or substantially all of the properties and assets of the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the terms and conditions herein and that all conditions precedent in the Indenture relating to the transaction have been complied with and, immediately giving effect to such transaction, no Event of Default has occurred and is continuing, except that such Officer’s Certificate and Opinion of Counsel shall not be required in the event any such consolidation, merger, conveyance or transfer is made by order of any court or tribunal having jurisdiction over the Company, its properties and assets.
ARTICLE 7
DEFAULTS AND REMEDIES
Section 7.01 Events of Default.
          Each of the following is an “Event of Default”:
     (1) default in any payment of principal on any Note when due (at maturity, upon redemption or otherwise), continues for 15 days;
     (2) default in the payment of interest, Additional Interest (if any) and Additional Amounts (if any) on any Note when due, continues for 30 days;
     (3) the Company’s failure to comply with any other obligation contained in this Indenture (other than a covenant default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee written notice, as provided in accordance with Section 12.03, specifying such default or breach and requiring it to be remedied;
     (4) the Company’s failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against the Company or the Material Subsidiary, as the case may be.
     (5) if the Company is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Company or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events; or
     (6) if any Material Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of any such Material Subsidiary or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events (in each case, a “Material Subsidiary Insolvency Event”), provided that no Event of Default under this paragraph (ii) will occur in relation to any such Material Subsidiary Insolvency Event unless (x) the credit rating assigned by any Rating Agency to the long-term, unsecured and unsubordinated indebtedness of the Company within the period of 60 days immediately following such Material Subsidiary Insolvency Event is less than the credit rating assigned by such agency to the long-term, unsecured and unsubordinated indebtedness of the Company immediately prior to or on the effective date of such Material Subsidiary Insolvency Event and (y) a Rating Agency making a Rating Downgrade publicly announces or confirms that such Rating Downgrade was the result of any event or circumstance comprised in or arising as a result of, or in respect of, such Material Subsidiary Insolvency Event.

Section 7.02 Acceleration.
          Upon the occurrence and continuation of any Event of Default, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of the affected series may declare the principal amount of the outstanding Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), in accordance with Section 12.03 hereof. Upon any such declaration, the Notes shall become due and payable immediately.
          At any time after such a declaration of acceleration with respect to outstanding Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Notes of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
          (a) all overdue interest on all Notes of that series,
          (b) the principal of (and premium, if any, on) any Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,
          (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and
          (d) all sums paid or advanced by the Trustee hereunder and the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
and
     (2) all Events of Default with respect to Notes of that series, other than the non-payment of the principal and other amounts of Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.04.
          No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 7.03 Other Remedies.
          If an Event of Default occurs or if the Company breaches any covenant or warranty under this Indenture or the Notes, the Trustee may pursue any available remedy to enforce any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 7.04 Waiver of Past Defaults.
          The Holders of a majority in aggregate principal amount of the outstanding Notes of any series by notice to the Trustee may waive any past default under this Indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of Notes or an uncured default relating to a covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder.
Section 7.05 Control by Majority.
          Holders of a majority in aggregate principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, in each case with respect to such series and subject to the limitations specified herein. Subject to Article 8 herein relating to the Trustee’s duties, the Trustee will be under no obligation to exercise any of its rights and powers under the Indenture unless such Holder has offered an indemnity to its reasonable satisfaction against any loss, costs, expenses and liabilities it may incur.
Section 7.06 Limitation on Suits.
          No Holder of Notes of any series will have any right to institute any proceeding with respect to this Indenture or the Notes of the series or for any remedy thereunder, unless:
     (1) such Holder has previously given written notice to the Trustee at its Corporate Trust Office of a continuing Event of Default under the Notes of the series has occurred;
     (2) Holders of not less than 25% in aggregate principal amount of the outstanding Notes of the relevant series have made a written request to the Trustee to institute the proceedings in respect of the Event of Default or breach in its own name as Trustee under this Indenture;
     (3) the Holders of the Notes of the relevant series have offered to the Trustee reasonable indemnity against the cost and other liabilities of instituting a proceeding and provided a written request to the Trustee at its Corporate Trust Office;
     (4) the Trustee for 60 days thereafter has failed to institute any such proceeding; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of the relevant series have not given the Trustee a direction that is inconsistent with such written request.
          it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
Section 7.07 Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, interest and Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.
Section 7.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 7.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest, Additional Interest and Additional Amounts, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 7.09 Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by the lien as specified in Section 8.07(d) on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 7.10 Priorities.
          If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys in respect of their documented fees and for amounts due under Section 8.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, interest and Additional Amounts, if any, ratably, without preference or priority of any kind,

according to the amounts due and payable on the Notes for principal, interest, Additional Interest, if any, and Additional Amounts, if any, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.
Section 7.11 Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company shall be restored to its former position hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 7.12 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 8
TRUSTEE
Section 8.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required to be furnished to the Trustee under this

Indenture, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 8.01.
          (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 8.02 Rights of Trustee.
          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Prior to taking, suffering or admitting an action, the Trustee may consult with counsel (at the Company’s expense) and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by at least one Officer of the Company.
          (d) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (e) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate.
          (f) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate.
          (g) The Trustee may consult with professional advisors and counsel of its selection and the advice of such professional advisors and counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction.
          (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it may make a reasonable request for information from the Company to the extent the sharing of such information is permitted by law and not subject to any confidentiality restrictions.
          (j) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
          (k) The Trustee shall have no duty to inquire and no duty to monitor as to the performance of the Company’s covenants in Article 5 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification from the Company or any Holder at its Corporate Trust Office.
          (l) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
          (m) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
          (n) The Trustee may purchase, hold and dispose of Notes and may, subject to Trust Indenture Act Sections 310(b) and 311, enter into any transaction (including, without limitation, any depositary, trust or agency transaction) with any Holders of Notes or with any other party hereto in the same manner as if it had not been appointed as Trustee, without being obliged to account for any profits.
          (o) The Trustee may, in the conduct of the trusts of this Indenture, instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person.
          (p) The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Indenture, act by Responsible Officers or a Responsible Officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Indenture or not) all or any of the trusts, powers, authorities and discretions vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Holders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to the extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission, or default on the part of such delegate or sub-delegate.
Section 8.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may, subject to Trust Indenture Act Sections 310(b) and 311, otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.
Section 8.04 Trustee’s Disclaimer.
          The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, the Offering Memorandum related thereto or the Registration Rights Agreement; it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes, the Offering Memorandum related thereto or the Registration Rights Agreement or pursuant to this Indenture other than its certificate of authentication.
Section 8.05 Reports by Trustee to Holders.
          Within 60 days after June 15 of each year commencing with the first June 15 after the Closing Date, the Trustee shall transmit to the Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such June 15, if required by Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Sections 313(b) and (c).

          The Company shall promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof and the Trustee shall file the above described report with each stock exchange upon which the Notes are listed.
Section 8.06 Notice of Defaults.
          Within 90 days after a Responsible Officer of the Trustee becoming aware of the occurrence of any Default hereunder with respect to Notes, the Trustee shall give notice to all Holders of Notes, unless such Default shall have been cured or waived; provided, however, that except in the case of a Default in the payment of the principal, interest or Additional Amounts with respect to the Notes of a series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes of such series.
          Notice given pursuant to this Section 8.05 shall be transmitted by mail:
          (a) To all registered Holders, at the names and addresses of the registered Holders appear in the Note Register.
          (b) To each Holder of a Note whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 8.06(a) of this Indenture.
Section 8.07 Compensation and Indemnity.
          (a) The Company will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder. After consultation with the Company, an additional fee may be payable after the occurrence of a Default or for the performance of exceptional duties. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon receipt of a written request detailing all disbursements, advances and expenses properly incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          (b) The Company will indemnify the Trustee (which, for the purposes of this Section 8.07(b), shall include its officers, directors, employees and agents), acting in any capacity hereunder, against any and all duly documented actual and direct losses, liabilities or reasonable and documented expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will promptly notify the Company in writing of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Trustee may have separate counsel and the Company will pay the reasonable and documented fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. Under no circumstances shall the Trustee be liable for any consequential or punitive damages.

          (c) The obligations of the Company under this Section 8.07 will survive the redemption or maturity of the Notes, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
          (d) With respect to payment obligations in this Section 8.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee for the benefit of itself, except that held in trust to pay principal and interest on particular Notes. Such lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee, including termination under any bankruptcy law.
          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(4), (5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law.
Section 8.08 Replacement of Trustee.
          (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.
          (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 8.10 hereof;
     (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of any series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 8.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 8.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.06 hereof will continue for the benefit of the retiring Trustee.
          (g) In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (h) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.
Section 8.09 Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 8.10 Eligibility; Disqualification.
          There will at all times be a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a)(1) and (5). The Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
          The Trustee shall comply with Trust Indenture Act Section 310(b); provided, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other notes of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.
Section 8.11 Preferential Collection of Claims Against Issuer.
          The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 8.12 Instructions in writing.
          Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall not be obliged to act or omit to act in accordance with any instruction, direction or request delivered to it unless such instruction, direction or request is delivered to the Trustee in writing.
Section 8.13 Article applying to Paying Agents.
          At all times when a paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 8.12 shall not apply to the Company or any affiliate of the Company if it or such affiliate acts as paying agent.
ARTICLE 9
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 9.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may at any time, at the option of its Board of Directors as evidenced by an Officer’s Certificate confirming the due authorization by the Company, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 9.
Section 9.02 Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company will, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of the series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of the series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes of the series and this Indenture (and the Trustee, on demand of and at the expense of the Company (such expense being documented), shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
          (1) the rights of Holders of outstanding Notes of the series to receive payments in respect of the principal of, or interest or Additional Amounts, if any, on, such Notes when such payments are due from the trust referred to in Section 9.04 hereof;
          (2) the Company’s obligations with respect to such Notes under Article 2 and Section 5.02 hereof;
          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and
          (4) this Article 9.

          Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.
Section 9.03 Covenant Defeasance.
          Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company will, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from each of its obligations under the covenants contained in Sections 5.10, 5.12 and 6.01 hereof with respect to the outstanding Notes of the series on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of the series, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(4), (5), and (6) hereof will not constitute Events of Default. The Company’s obligations under Section 8.07 shall survive an exercise under Section 9.01.
Section 9.04 Conditions to Legal or Covenant Defeasance.
          In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 9.02 or 9.03 hereof:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants as appointed by the Company, to pay the principal of, interest and Additional Amounts, if any, on, the outstanding Notes of the relevant series on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;
     (2) the Company must deliver to the Trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters confirming that the Holders and beneficial owners of the outstanding Notes of the relevant series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance or Legal or Covenant Defeasance; with respect to a Legal Defeasance, such opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect;
     (3) no Default or Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit;

     (4) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any of the Company’s securities; and
     (5) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 9.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 9.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.
          The Company will pay and indemnify the Trustee against any duly documented tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.04 hereof or the principal, interest and Additional Amounts, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Notwithstanding anything in this Article 9 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants as appointed by the Company expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 9.06 Repayment to Company.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest, Additional Interest or Additional Amounts, if any, on, any Note and remaining unclaimed for two years after such principal, interest, Additional Interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company (such expense being documented) cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, interest, Additional Interest or Additional Amounts, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 10
AMENDMENT, SUPPLEMENT AND WAIVER
Section 10.01 Without Consent of Holders of Notes.
     Notwithstanding Section 10.02 of this Indenture, the Company and the Trustee may modify this Indenture without the consent of any Holder of Notes:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for the issuance of additional notes in accordance with the limitations set forth in this Indenture as of the date hereof;
     (3) to comply with Article Six in respect of the assumption by a Person of the obligations of the Company under the Notes and this Indenture;
     (4) to comply with any requirements of the SEC in connection with qualifying this Indenture under the Trust Indenture Act;
     (5) to provide for the issuance of Exchange Notes; and
     (6) to correct or add any other provisions with respect to matters or questions arising under this Indenture, so long as that correction or added provision will not adversely affect the interests of the Holders of the Notes in any material respect.
     Upon the request of the Company accompanied by an Officer’s Certificate confirming the due authorization by the Company of the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 10.02 With Consent of Holders of Notes.
     Except as provided below in this Section 10.02, the Company and the Trustee may modify and amend this Indenture with the consent of the Holders of a majority in aggregate principal amount of the

Notes (including, without limitation, additional notes, if any) of the relevant series then outstanding. However, no modification or amendment may, without the consent of the Holders of outstanding Notes of a series affected thereby (including, without limitation, additional notes, if any): (i) change the maturity of any payment of principal of or any installment of interest on the Notes; (ii) reduce the principal amount or the rate of interest, or change the method of computing the amount of principal or interest payable on any date, with respect to the Notes; (iii) change the coin or currency in which the principal of or interest on the Notes are payable; (iv) impair the right of the Holders of Notes to institute suit for the enforcement of any payment on or after the date due; (v) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any modification of or waiver of compliance with any provision of this Indenture or defaults under the Indenture and their consequences; or (vi) modify the provisions summarized in this paragraph or the provisions of this Indenture regarding the quorum required at any meeting of Holders.
     After an amendment described in the preceding paragraph, the Company is required to mail through the Trustee, to the Holders of the Notes affected by such amendment (including, without limitation, additional notes, if any) a notice briefly describing the amendment. However, the failure to give that notice to all the Holders of the Notes affected by such amendment (including, without limitation, additional notes, if any), or any defect in the notice, will not affect the validity of the amendment.
     It is not necessary for the Holders to approve the particular form of any proposed modification of the Indenture, but it is sufficient if that consent approves the substance of the proposed modification.
Section 10.03 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in Trust Indenture Act § 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
Section 10.04 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 10.05 Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture without due authorization. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 8.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.05 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes of any series issued hereunder, when:
     (1) either:
          (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
          (b) all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal and accrued interest and Additional Amounts, if any, to the date of maturity or redemption;
     (2) the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to the series; and
     (3) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the Redemption Date, as the case may be.
In addition, the Company must deliver an Officer’s Certificate stating that all conditions precedent to the satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 9.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 8.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02 Application of Trust Money.
     Subject to the provisions of Section 9.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, interest or Additional Amounts, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01 Trust Indenture Act Controls.
     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by the Trust Indenture Act or with another provision (an “incorporated provision”) of the Trust Indenture Act expressly incorporated herein, by reference or otherwise, such duties or incorporated provision shall control.
Section 12.02 Call and Notice of Holders’ Meeting.
     A meeting of Holders of any series may be called by the Trustee at any time. The Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of any series may call a meeting if the Company or the Holders have requested the Trustee in writing to call such a meeting and the Trustee has not given notice of such meeting within 20 days of receiving the request. Notices of meetings must include the time and place of the meeting and a general description of the action proposed to be taken at the meeting and must be given not less than 30 days nor more than 60 days before the date of the meeting, except that notices of meetings reconvened after adjournment must be given not less than 10 days nor more than 60 days before the date of the meeting. At any meeting, the presence of Holders holding Notes in an aggregate principal amount sufficient to take the action for which the meeting was called will constitute a quorum. Any modifications to or waivers of the Indenture or the Notes will be conclusive and binding on all Holders of Notes of such series, whether or not they have given their consent (unless required under this Indenture) or were present at any duly held meeting.

Section 12.03 Notices.
     (a) Any notice or communication by the Company or the Trustee to the other is duly given if made, given, furnished or filed, in writing, with:
     If to the Company:
     ArcelorMittal

Address:	24-26 boulevard d’Avranches
L-1160, Luxembourg
Fax number:	+352-4792-2189
Attention:	Funding Department

and

Address:	1 à 5 rue Luigi Cherubini
93200 St Denis, France
Fax number:	+33-1-71-92-10-05
Attention:	Funding Department
     With a copy to:
Cleary Gottlieb Steen & Hamilton LLP
12, rue de Tilsitt
75008 Paris
France
Facsimile No.: +33-1-40-74-69-30
Attention: Gamal M. Abouali
     If to the Trustee:
HSBC Bank USA, National Association
10 East 40th Street, 14th Floor
New York, NY 10016
USA
Facsimile No.: +1-212-525-1300
Attention: Corporate Trust and Loan Services
     The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile and in legible form; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be given by the Trustee at the expense of the Company as follows:

     (1) first class mail, postage prepaid, to the address of each Holder on the register kept by the Registrar; and
     (2) publication in English on a Business Day in a leading newspaper having general circulation in the Borough of Manhattan, The City of New York.
     Notice to the Holders will be deemed to have been validly given on the date of mailing or first publication in the required newspaper, as the case may be. If the publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.
     Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
Section 12.04 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, any guarantor, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
     Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.
Section 12.05 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.06 hereof) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.06 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 12.07 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.08 No Recourse Against Others.
     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.09 Governing Law.
     THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 12.10 Jurisdiction.
     TO THE FULLEST EXTENT PERMITTED BY LAW AS APPLICABLE, THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER OR BY ANY PERSON WHO CONTROLS SUCH HOLDER OR THE TRUSTEE ON BEHALF OF SUCH HOLDER ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 12.11 Waiver of Immunity.
     To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Indenture or the Notes.
Section 12.12 Process Agent.
     The Company has appointed ArcelorMittal USA Inc. (the “Process Agent”), at 1 South Dearborn, Chicago, Illinois 60603, USA, as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Indenture. Such service may be made by delivering a copy of such process to the Company in care of the Process Agent at the address for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company in any such suit, action or proceeding.
Section 12.13 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.14 Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 12.15 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.16 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 12.17 Currency Indemnity.
     The U.S. dollar is the sole currency of account and payment for all sums payable by the Company in connection with the Notes. Any amount received or recovered in a currency other than the U.S. dollar in respect of the Notes (whether as a result of, or for the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by the Trustee or any Holder with respect to any sum due to it from the Company will constitute a discharge to the Company only to the extent of the amount in U.S. dollars that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount in U.S. dollars is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify the recipient against any loss sustained by it as a result. In any event the Company will indemnify the recipient against the reasonable and documented cost of making any such purchase.
     For the purposes of this Section 12.17, it will be sufficient for a Holder or the Trustee to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable so long as the Holder or the Trustee certifies the need for the change of date). These indemnities, to the extent permitted by law, (i) constitute a separate and independent obligation from the other obligations of the Company, (ii) will give rise to a separate and independent cause of action, (iii) will apply irrespective of any waiver or extension granted by any Holder or the Trustee, and (iv) will continue in full force and effect despite any other judgment, order or the filing of any proof of, claim in the winding-up of the Company for a liquidated sum.
Section 12.18 Currency Calculation.
     Except as otherwise expressly set forth herein, for purposes of determining compliance with any U.S. dollar-denominated restriction herein, the U.S. dollar-equivalent amount for purposes hereof that is denominated in a non-U.S. dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-U.S. dollar amount is incurred or made, as the case may be.
Section 12.19 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
Dated as of May 27, 2008

ARCELORMITTAL

By:	/s/ E.S. de Vries

Name: E.S. de Vries
Title:

By:	/s/ Armand Gobber

Name: Armand Gobber
Title:
[Indenture Signature Page]

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Anthony A. Bocchino

Name: Anthony A. Bocchino
Title: Vice President
[Indenture Signature Page]

[Face of 2013 Note]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP:            03938LAA2
L0302DAM5
ISIN:        US03938LAA26
USL0302DAM58
Common Code:           036162554
036162422
5.375% Notes due 2013

No.	$
ARCELORMITTAL
promises to pay to Cede & Co. or registered assigns,
the principal sum of                                                                                                       DOLLARS on June 1, 2013.
Interest Payment Dates: June 1 and December 1 of each year, commencing on December 1, 2008
Record Dates: May 15 and November 15 of each year, commencing on November 15, 2008
Reference is hereby made to the further provisions of the Note evidenced hereby set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.
Unless the Certificate of Authentication has been duly executed by the Trustee by manual signature, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.
Dated: May 27, 2008

ARCELORMITTAL

By:

Name:
Title:

By:

Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
HSBC BANK USA, NATIONAL ASSOCIATION,
     as Trustee

By:

Authorized Signatory

[Face of 2018 Note]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP:           03938LAD6
L0302DAN3
ISIN:        US03938LAD64
USL0302DAN32
Common Code:           036162481
036162520
6.125% Notes due 2018

No.	$
ARCELORMITTAL
promises to pay to Cede & Co. or registered assigns,
the principal sum of                                                                                                       DOLLARS on June 1, 2018.
Interest Payment Dates: June 1 and December 1 of each year, commencing on December 1, 2008
Record Dates: May 15 and November 15 of each year, commencing on November 15, 2008
Reference is hereby made to the further provisions of the Note evidenced hereby set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.
Unless the Certificate of Authentication has been duly executed by the Trustee by manual signature, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.
Dated: May 27, 2008

ARCELORMITTAL

By:

Name:
Title:

By:

Name:
Title:
This is one of the Notes referred to
in the within-mentioned Indenture:
Dated:
HSBC BANK USA, NATIONAL ASSOCIATION,
     as Trustee

By:

Authorized Signatory

[Back of Note]
[5.375% Notes due 2013][6.125% Notes due 2018]1
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. [ArcelorMittal, a société anonyme organized under Luxembourg law will pay interest on the principal amount of the 2013 Notes at 5.375% per annum from May 27, 2008 until maturity.][ArcelorMittal, a société anonyme organized under Luxembourg law will pay interest on the principal amount of the 2018 Notes at 6.125% per annum from May 27, 2008 until maturity.]2 The Company will pay interest and Additional Amounts, if any, pursuant to Section 5.11, semi-annually in arrears on June 1 and December 1 of each year (each an Interest Payment Date) commencing on December 1, 2008, to the Holders of Notes registered as such as of close of business on May 15 and November 15, immediately preceding the relevant Interest Payment Date.
     If an Interest Payment Date or the maturity date in respect of the Notes is not a Business Day in the place of payment, we will pay interest or principal, as the case may be, on the next Business Day. Payments postponed to the next Business Day in this situation will be treated under this Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes or this Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.
     Interest on the Notes will accrue from the Closing Date or, if interest has already been paid, from the date it was most recently paid (each such period, an Interest Period). Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
     (2) Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     (3) Defaulted Interest. If the Company defaults in a payment of interest on any of the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Notes on a subsequent special record date, in each case at the rate provided in such Notes and in Section 3.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At

[1]	Delete as appropriate

[2]	Delete as appropriate

least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of such Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
     (4) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business in New York City on May 15 or November 15 (whether or not a Business Day) immediately preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest and Additional Amounts, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (5) Paying Agent and Registrar. Initially, HSBC Bank USA, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may appoint one or more Co-Registrars and one or more additional Paying Agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     (6) Indenture. The Company issued the Notes under an Indenture dated as of May 27, 2008 between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the U.S. Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     (7) Redemption for Taxation Reasons. The Notes may be redeemed, at the Company’s option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the Tax Redemption Date if, as a result of:
     (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or
     (b) any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective (i) in the case of the Company, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Notes or the Indenture, with respect to any payment due or to become due under the Notes or the Indenture, the Company or its successor entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it; provided that for the avoidance of doubt changing the jurisdiction of the Company or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which we, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.
     Any Notes that are redeemed will be cancelled.
     (8) Redemption at the Option of the Company. The Company will have the right to redeem the Notes of any series, in whole or in part from time to time, at the Company’s option, on at least 30 days’ but no more than 60 days’ prior written notice mailed to the registered Holders of such series of Notes to be redeemed. Upon redemption of the Notes, the Company will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, in each case plus accrued and unpaid interest thereon to the Redemption Date and certified as to amount to the Trustee in an Officer’s Certificate.
     (9) Mandatory Redemption. The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (10) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder at its registered address.
     (11) Offer To Purchase Upon a Change of Control. Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Notes under Section 4.05 or under Section 4.06 of the Indenture, or unless the Change of Control Payment Date would fall on or after the maturity date of the Notes, the Company will make an offer to purchase all or a portion of each Holder’s Notes pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount tendered plus accrued and unpaid interest, if any, to the date of purchase.
     (12) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in a minimum denomination of US$2,000 and integral multiples of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes of such series to be redeemed or selected for redemption or during the period between a record date and the corresponding Interest Payment Date.
     (13) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     (14) Amendment, Supplement and Waiver. Subject to certain exceptions, the Company and the Trustee may modify this Indenture without the consent of any Holder of Notes: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date hereof; (iii) to provide for the assumption by a successor company of the Company’s obligations under the Notes and the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to comply with any requirements of the SEC in connection with qualifying the Indenture under the Trust Indenture Act; (v) to provide for the issuance of Exchange Notes; or (vi) to correct any other provisions with respect to matters or questions arising under the Indenture, so long as that correction or added provision will not adversely affect the interests of the Holders of the Notes in any material respect.
     Upon the request of the Company, as evidenced by an Officer’s Certificate confirming the due authorization by the Company of the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02 of the Indenture, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     Subject to the exceptions set out below, the Company and the Trustee may modify and amend this Indenture with the consent of the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, additional notes, if any) of the relevant series then outstanding. However, no modification or amendment may, without the consent of the Holders of outstanding Notes of a series affected thereby (including, without limitation, additional notes, if any): (i) change the maturity of any payment of principal of or any installment of interest on the Notes; (ii) reduce the principal amount or the rate of interest, or change the method of computing the amount of principal or interest payable on any date, with respect to the Notes; (iii) change the coin or currency in which the principal of or interest on the Notes are payable; (iv) impair the right of the Holders of Notes to institute suit for the enforcement of any payment on or after the date due; (v) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any modification of or waiver of compliance with any provision of this Indenture or defaults under the Indenture and their consequences; or (vi) modify the provisions summarized in paragraph 10.02 of the Indenture or the provisions of this Indenture regarding the quorum required at any meeting of Holders.
     After an amendment described in the preceding paragraph, the Company is required to mail through the Trustee, to the Holders of the Notes affected by such amendment (including, without limitation, additional notes, if any) a notice briefly describing the amendment. However, the failure to give that notice to all the Holders of the Notes affected by such amendment (including, without limitation, additional notes, if any), or any defect in the notice, will not affect the validity of the amendment.

     It is not necessary for the Holders to approve the particular form of any proposed modification of the Indenture, but it is sufficient if that consent approves the substance of the proposed modification.
     (15) Defaults and Remedies.
     Each of the following is an “Event of Default”:
     (1) default in any payment of principal on any Note when due (at maturity, upon redemption or otherwise), continues for 15 days;
     (2) default in the payment of interest, Additional Interest (if any) and Additional Amounts (if any) on any Note when due, continues for 30 days;
     (3) the Company’s failure to comply with any other obligation contained in the Indenture (other than a covenant default in whose performance or whose breach is elsewhere in Section 7.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee written notice, as provided in accordance with Section 12.03 of the Indenture, specifying such default or breach and requiring it to be remedied;
     (4) the Company’s failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against the Company or the Material Subsidiary, as the case may be;
     (5) if the Company is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Company or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events; or
     (6) if any Material Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt or presents a request for controlled management (gestion contrôlée) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of any such Material Subsidiary or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events (in each case, a “Material Subsidiary Insolvency Event”), provided that no Event of Default under this paragraph (ii) will occur in relation to any such Material Subsidiary Insolvency Event unless (x) the credit rating assigned by any Rating Agency to the long-term, unsecured and unsubordinated indebtedness of the Company within the period of 60 days immediately following such Material Subsidiary Insolvency Event is less than the credit rating assigned by such agency to the long-term, unsecured and unsubordinated indebtedness of the Company immediately prior to or on the effective date of such Material Subsidiary Insolvency Event and (y) a Rating Agency making a Rating Downgrade publicly announces or confirms that such Rating Downgrade was the result of any event or circumstance comprised in or arising as a result of, or in respect of, such Material Subsidiary Insolvency Event.
     Upon the occurrence and continuation of any Event of Default, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of the affected series may declare the principal amount of the outstanding Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), in accordance with Section 12.03 of the Indenture. Upon any such declaration, the Notes shall become due and payable immediately.
     At any time after such a declaration of acceleration with respect to outstanding Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Notes of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay
                 (a) all overdue interest on all Notes of that series,
               (b) the principal of (and premium, if any, on) any Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,
               (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and
               (d) all sums paid or advanced by the Trustee hereunder and the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
and

     (2) all Events of Default with respect to Notes of that series, other than the non-payment of the principal and other amounts of Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.04 of the Indenture.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
     The Holders of a majority in aggregate principal amount of the outstanding Notes of any series by notice to the Trustee may waive any past default under the Indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of Notes or an uncured default relating to a covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder.
     Holders of a majority in aggregate principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, in each case with respect to such series and subject to the limitations specified herein. Subject to Article 8 of the Indenture relating to the Trustee’s duties, the Trustee will be under no obligation to exercise any of its rights and powers under the Indenture unless such Holder has offered an indemnity to its reasonable satisfaction against any loss, costs, expenses and liabilities it may incur.
     No Holder of Notes of any series will have any right to institute any proceeding with respect to the Indenture or the Notes of the series or for any remedy thereunder, unless:
     (1) such Holder has previously given written notice to the Trustee at its Corporate Trust Office of a continuing Event of Default under the Notes of the series has occurred;
     (2) Holders of not less than 25% in aggregate principal amount of the outstanding Notes of the relevant series have made a written request to the Trustee to institute the proceedings in respect of the Event of Default or breach in its own name as Trustee under the Indenture;
     (3) the Holders of the Notes of the relevant series have offered to the Trustee reasonable indemnity against the cost and other liabilities of instituting a proceeding and provided a written request to the Trustee at its Corporate Trust Office;
     (4) the Trustee for 60 days thereafter has failed to institute any such proceeding; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of the relevant series have not given the Trustee a direction that is inconsistent with such written request, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal, interest and Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.
     (16) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, or resign.
     (17) No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (18) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (19) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (20) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (21) Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

ArcelorMittal
19, avenue de la Liberté
L-2930 Luxembourg
Grand Duchy of Luxembourg
Facsimile: +352 4792 2189
Attention: Funding Department

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
this Global Note
	Amount of decrease in	Amount of increase in	following such	Signature of authorized
	Principal Amount of	Principal Amount of	decrease	officer of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
ArcelorMittal
19, avenue de la Liberté
L-2930 Luxembourg
Grand Duchy of Luxembourg
Facsimile: +352 4792 2189
Attention: Funding Department
HSBC Bank USA, National Association
10 East 40th Street, 14th Floor
New York, NY 10016
USA
Facsimile No.: +1-212-525-1111
Attention: Anthony Bocchino
     Re: [5.375% 2013][6.125% 2018] Notes of ArcelorMittal
     Reference is hereby made to the Indenture, dated as of May 27, 2008 (the “Indenture”), between ArcelorMittal, as issuer (the “Company”), and HSBC Bank USA, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                         , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     (d) ☐ Check if Transfer is Pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
     Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(iii)	☐ Unrestricted Global Note (CUSIP ); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
ArcelorMittal
19, avenue de la Liberté
L-2930 Luxembourg
Grand Duchy of Luxembourg
Facsimile: +352 4792 2189
Attention: Funding Department
HSBC Bank USA, National Association
10 East 40th Street, 14th Floor
New York, NY 10016
USA
Facsimile No.: +1-212-525-1300
Attention: Anthony A. Bocchino, Jr.
     Re: [5.375% 2013][6.125% 2018] Notes of ArcelorMittal
(CUSIP                     )
     Reference is hereby made to the Indenture, dated as of May 27, 2008 (the “Indenture”), between ArcelorMittal, as issuer (the “Company”), and HSBC Bank USA, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the

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EXHIBIT C
Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

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EXHIBIT C
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:
Dated:

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